UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act OF 1934

Date of report (Date of earliest event reported): January 14, 2005

CELLSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1730 Briercroft Court, Carrollton, Texas 75006

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(972) 466-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 14, 2005, the Board of Directors of CellStar Corporation (the “Company”) elected Dr. Da Hsuan Feng, Vice President for Research and Graduate Education and Professor of Physics at the University of Texas at Dallas, to the Company’s Board of Directors. Dr. Feng will serve as a Class II Director, with his term expiring in 2006, filling the vacancy created by the recent death of former Chairman of the Board and long-time Board member James L. (“Rocky”) Johnson. A copy of the press release announcing the election is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The Board expects to name Dr. Feng to its Nominating Committee.

There is no arrangement or understanding between Dr. Feng and any other person concerning his selection as a director, nor is Dr. Feng a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

99.1 CellStar Corporation Press Release dated January 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: January 18, 2005	By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Senior Vice President and General Counsel